SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: September 19, 2003

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-69286	72-1375844

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Blvd., Suite 300 Covington, LA	70433

(Address of Principal Executive Offices)	(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

414 North Causeway Blvd.

Mandeville, LA 70448

(Former Name or Former Address, if Changed Since Last Report)

Item 5 – Other Events

On September 22, 2003, Hornbeck Offshore Services, Inc. (the “Company”) announced that it filed a registration statement with the Securities and Exchange Commission relating to a proposed initial public offering of its common stock. Additional information is included in the Company’s press release dated September 22, 2003, a copy of which is attached hereto as Exhibit 99.1.

Item 7 – Financial Statements, Pro Forma Financial Statements and Exhibits

(c)    Exhibits:

Exhibit Number	Description

99.1	Press Release dated September 22, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: September 23, 2003	By:	/S/ JAMES O. HARP, JR.

James O. Harp, Jr.
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Page

99.1	Press Release, dated September 22, 2003.

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